Exhibit 3.15

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “GREEN TREE CREDIT SOLUTIONS LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE FOURTEENTH DAY OF SEPTEMBER, A.D. 2009, AT 4:12 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTEENTH DAY OF DECEMBER, A.D. 2012, AT 3:29 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “GREEN TREE CREDIT SOLUTIONS LLC”.

	Jeffrey W. Bullock, Secretary of State
4730391 8100H	AUTHENTICATION:	0939640
131368156	DATE:	12-03-13

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:21 PM 09/14/2009 FILED 04:12 PM 09/14/2009 SRV 090853397 – 4730391 FILE

CERTIFICATE OF FORMATION

OF

GREEN TREE CREDIT SOLUTIONS LLC

This Certificate of Formation of Green Tree Credit Solutions LLC (the “Company”), has been duly executed by an authorized person as of September 14, 2009 and is being filed by an authorized person to form a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time

FIRST. The name of the limited liability company formed hereby is Green Tree Credit Solutions LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Green Tree Credit Solutions LLC as of the date first above written.

By:

Christopher Freeland
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 03:58 PM 12/14/2012 FILED 03:29 PM 12/14/2012 SRV 121343957 – 4730391 FILE

CERTIFICATE OF MERGER

OF

GTCS HOLDINGS LLC

(a Delaware limited liability company)

WITH AND INTO

GREEN TREE CREDIT SOLUTIONS LLC

(a Delaware limited liability company)

PURSUANT TO SECTION 18-209 OF THE

DELAWARE LIMITED LIABILITY COMPANY ACT

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”). the undersigned hereby certifies as follows:

FIRST: The name and jurisdiction of formation of each limited liability company to be merged (collectively, the “Constituent Entities”) are as follows:

Name	Jurisdiction of Formation

GTCS Holdings LLC	Delaware

Green Tree Credit Solutions LLC	Delaware

SECOND: An Agreement and Plan of Merger, dated as of November 21, 2012 (the “Merger Agreement”), by and between each of the Constituent Entities with respect to the merger herein certified has been approved and executed by each of the Constituent Entities in accordance with the DLLCA.

THIRD: The name of the surviving limited liability company (the “Surviving Entity”’) of the merger herein certified is Green Tree Credit Solutions LLC, a Delaware limited liability company.

FOURTH: The merger is to become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

FIFTH: The Merger Agreement is on file at the place of business of the Surviving Entity located at 300 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota, 55102.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity on request, without cost, to any member of the Constituent Entities.

IN WITNESS WHEREOF, the Surviving Entity has caused this Certificate of Merger to be signed by an authorized person thereof this 21st day of November, 2012.

GREEN TREE CREDIT SOLUTIONS LLC

By:

	Name:	Brian F. Corey
	Title:	Senior Vice President and Secretary